UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

January 23, 2008 (November 8, 2007)

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Explanatory Note. This Item 4.02(a) to Form 8-K/A provides further clarification and amends the Current Report on Form 8-K previously filed on November 14, 2007 (the “Initial Form 8-K”) in its entirety to restate the Item 4.02(a) disclosure set forth in the Initial Form 8-K. Except as noted herein, this Form 8-K/A does not reflect events occurring after the date of filing of the Initial Form 8-K or update disclosures in that report affected by subsequent events.

During the 2007 third quarter, Build-A-Bear Workshop, Inc. (the “Company”) determined that it had incorrectly reported depreciation and amortization and purchases of property and equipment, net, in the consolidated statements of cash flows for the twenty-six weeks ended June 30, 2007. The Company determined that the error was the result of an unintentional error in the foreign currency translation of depreciation and amortization amounts for its United Kingdom operations. As a result of the translation error, the amount of depreciation and amortization originally reported attributable to these operations was approximately twice the actual amount that should have been reported. The error in depreciation and amortization expense also resulted in an offsetting error in the purchases of property and equipment, net account within cash flows from investing activities. This $1.3 million error resulted in the understatement of cash used in operating activities and the overstatement of cash used in investing activities. The net change in cash and cash equivalents was not impacted. This also resulted in a $1.3 million overstatement of capital expenditures and depreciation and amortization for the retail segment as presented in the segment footnote. This error had no impact on the consolidated balance sheet as of June 30, 2007, the consolidated statement of operations (including earnings per share) for the thirteen and twenty-six weeks ended June 30, 2007 or the net decrease in cash and cash equivalents reported in the consolidated statement of cash flows as of June 30, 2007.

In addition to the error relating to depreciation and amortization for its U.K. operations, the Company determined there was an error in reporting its goodwill, accumulated other comprehensive income and accounts payable, as well as the presentation of comprehensive income in the notes to its financial statements. The Company acquired the Bear Factory Limited, a stuffed animal retailer in the United Kingdom, and Amsbra Limited (“Amsbra”), the Company’s former United Kingdom franchisee, on April 2, 2006. The total purchase price of the two entities was approximately $41.1 million. Included in the purchase price was the forgiveness of a $4.5 million note receivable (and related accrued interest) from Amsbra. In connection with the acquisition, the Company recorded goodwill for the difference between the purchase price and the fair market value of the identifiable tangible and intangible assets acquired/liabilities assumed. However, the Company incorrectly accounted for the forgiveness of the note receivable and related interest due from Amsbra, and incorrectly calculated foreign currency translation effects for the foreign subsidiaries. This resulted in the understatements of goodwill, accumulated other comprehensive income (AOCI), and an overstatement of accounts payable. The Company corrected the error by recording adjustments to the consolidated balance sheet as of June 30, 2007, as included in the Company’s original Form 10-Q for that period, increasing goodwill by $4.9 million, AOCI by $8.2 million, and reducing accounts payable by $3.3 million. At that time, the company determined that these adjustments were not material in any prior period and no revisions of the December 30, 2006 consolidated balance sheet were made. The error had no impact on the consolidated statement of operations (including earnings per share) or consolidated statement of cash flow as of December 30, 2006.

After further review of the materiality of the misstatements, the Company determined that comprehensive income was materially misstated for the thirteen and twenty-six weeks ended June 30, 2007 and July 1, 2006. The Company calculates comprehensive income for footnote disclosure based on net income and the change for the period in the currency translation adjustment account. Comprehensive income in the second quarter of 2007 and 2006 should have been reported as $3.1 million and $11.2 million in the thirteen weeks and twenty-six weeks ended June 30, 2007, respectively and $4.9 million and $13.2 million in the thirteen weeks and twenty-six weeks ended July 1, 2006, respectively. The Company restated comprehensive income for the thirteen and twenty-six weeks ended June 30, 2007 and July 1, 2006 in its Quarterly Report on Form 10-Q/A for the second fiscal quarter ended June 30, 2007. The amounts noted above differ by immaterial amounts from those included in Form 10-Q/A for the second fiscal quarter ended June 30, 2007, and will be corrected in future filings.

The error had no impact on the consolidated statement of operations (including earnings per share) or consolidated statement of cash flows as of December 30, 2006. Based on the above assessments and due to the immaterial impact on the consolidated balance sheet, the Company revised the December 30, 2006 consolidated balance sheet in its Quarterly Report on Form 10-Q for the third fiscal quarter ended September 29, 2007. The impact of the error as of December 30, 2006 resulted in an increase in goodwill of $5.4 million, an increase in accumulated other comprehensive income and comprehensive income of $6.2 million, and a reduction in accounts payable of $0.8 million. The amounts noted above differ by immaterial amounts from those included in previous filings and will be corrected in future filings.

As a result of the error related to depreciation and amortization and the error related to comprehensive income, on November 8, 2007, the Audit Committee of the Company’s Board of Directors, upon the recommendation of management, concluded that the Company’s consolidated statement of cash flows for the twenty-six weeks ended June 30, 2007 and comprehensive income for the thirteen and twenty-six week periods ended June 30, 2007 and July 1, 2006, respectively should no longer be relied upon and would be restated.

There is no change to the net change in cash and cash equivalents in the affected period. The error had no impact to the consolidated statement of operations (including earnings per share) for the thirteen and twenty-six weeks ended June 30, 2007 or the consolidated balance sheet as of June 30, 2007.

The restatement for these matters was included in an amendment to the Company’s Quarterly Report on Form 10-Q/A for the second fiscal quarter ended June 30, 2007, and filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2007 concurrently with the Initial Form 8-K. In that filing, a description of the restatements included therein and a summary presentation of their financial effect was presented in Note 2, Restatements, included in the notes to consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: January 23, 2008	By:	/s/ Tina Klocke
	Name:	Tina Klocke
	Title:	Chief Financial Bear, Secretary and Treasurer